Exhibit 10.2
AMENDMENT #1 DATED APRIL 22, 2011 TO

VASCULAR SOLUTIONS, INC.

STOCK OPTION AND STOCK AWARD PLAN

AS AMENDED JANUARY 25, 2006

1. The second sentence of Section 19 (a) (i) is amended and restated to read as follows:

As used herein, “Outside Director” means a member of the Corporation’s Board of Directors who is not an employee of the Corporation or the Chairman of the Board.

All other terms of the Stock Option and Stock Award Plan as amended January 25, 2006 remain unchanged and in effect.